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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  June 25, 1996
                Date of Report (Date of earliest event reported)

                             RUBBERMAID INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

                                      OHIO
                            (State of Incorporation)

                                     1-4188
                            (Commission File Number)

                                   34-0628700
                        (IRS Employer Identification No.)

                                 1147 AKRON ROAD
                            WOOSTER, OHIO 44691-6000
                    (Address of principal executive offices)

                                 (330) 264-6464
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

                  The Board of Directors of Rubbermaid Incorporated (the "Company") approved a continuation of certain shareholder benefits by adopting a new shareholder rights plan to replace the previous plan that expired June 24, 1996. The new plan, like the previous plan, is intended to provide certain rights to the Company's shareholders should the Company become the target of coercive or unfair takeover tactics.

                  On June 25, 1996, the Directors of Rubbermaid Incorporated (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding Common Share, $1.00 par value (the "Common Shares"), of the Company. The Rights will issue at the close of business on July 8, 1996 (the "Record Date") to the shareholders of record on that date. The terms of the Rights are set forth in a Rights Agreement, dated June 25, 1996, between the Company and The First National Bank of Boston, a national banking association (the "Rights Agent").

                  Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $125.00 per share (the "Purchase Price"), subject to adjustment. The Rights will expire on June 25, 2006, unless earlier redeemed by the Company as described below.

                  Until the Distribution Date (as described below), the Rights will be evidenced by the Common Share certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) new Common Share certificates issued upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (ii) the surrender for transfer of any certificates for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

                  The Rights are not exercisable until the earliest to occur of
(i) 10 days following a public announcement by the Company that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Shares (or such later date as the Directors may specify),
(ii) 10 days (or such later date as the Directors may specify) following the commencement of a tender offer or exchange offer for 10% or more of such outstanding Common Shares or (iii) 10 days following a public announcement by the Company that a Triggering Event (as described below) has occurred (the earliest of such dates being hereinafter called the "Distribution Date"), provided, however, that a person shall not be an Acquiring Person (i) if such person has reported or is required




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to report such ownership of less than 15% of the Common Shares then outstanding on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) if such person has reported or is required to report such ownership on Schedule 13D under the Exchange Act, which Schedule 13D does not state any intention to, or reserve the right to, control or influence the Company or engage in certain other actions, and upon the Company's request, such person certifies to the Company that such person acquired Common Shares in excess of 9.9% inadvertently and such person, together with its affiliates and associates, thereafter does not acquire additional Common Shares while the beneficial owner of 10% or more of the Common Shares outstanding.

                  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates will thereafter evidence the Rights.

                  The Purchase Price payable upon exercise of the Rights, and the number of Common Shares or other securities or property issuable upon exercise, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights, options, or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), assets, stock (other than dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

                  In the event that (i) an Acquiring Person merges into the Company and the Company's Common Shares are not changed or exchanged, (ii) an Acquiring Person acquires, or obtains the rights to acquire, beneficial ownership of 15% or more of the outstanding Common Shares, or (iii) an Acquiring Person engages in one of a number of other self-dealing transactions specified in the Rights Agreement (collectively, a "Flip-In Event"), proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares having a market value of two times the exercise price of the Right.



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                  In the event that (i) the Company engages in a merger or other business transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power are sold, (collectively a "Flip-Over Event"; "Flip-In Events and Flip-Over Events" are referred to collectively as "Triggering Events"), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the exercise price of the Right.

                  Rights that are or were beneficially owned by an Acquiring Person shall be void after the later of the Distribution Date or the first occurrence of a Flip-In Event.

                  The Directors may, at their option, at any time after the latter of the Distribution Date or the first occurrence of a Triggering Event and prior to the time that a person or group has acquired or obtained the right to acquire 50% or more of the outstanding Common Shares, exchange all or part of the exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustment.

                  No fractional shares will be issued and in lieu thereof, payment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

                  Prior to June 25, 2006, at any time prior to the later of (i) the Distribution Date or (ii) the date of the first occurrence of a Triggering Event, the Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash, Common Shares or other consideration (the "Redemption Price"). Immediately upon the effective date of the action of the Directors of the Company electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The Rights Agreement may be amended by the Company and the Rights Agent without the approval of any holders of Rights at any time and from time to time, provided that after the Distribution Date, the amendment will not adversely affect the interests of holders of Rights, and no such amendment shall



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decrease the Redemption Price or the period of time remaining until the Final
Expiration Date or modify a time period relating to when Rights may be redeemed at such time as the Rights are not then redeemable.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit hereto. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

                  4.1 Rights Agreement, dated June 25, 1996, between Rubbermaid Incorporated and the First National Bank of Boston, a national banking association, as Rights Agent, and exhibits thereto.

                  99.1     Rubbermaid Incorporated News Release, dated
                           June 25, 1996.




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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          RUBBERMAID INCORPORATED



Date:  June 27, 1996                      By:  /s/ James A. Morgan
                                               -----------------------------
                                               James A. Morgan
                                               Senior Vice President,
                                               General Counsel and Secretary